Exhibit 8.1

                       List of Cristalerias Subsidiaries
                            As of December 31, 2002


Company Name                                                 Jurisdiction
------------                                                 -------------

Sociedad Anonima Vina Santa Rita                                 Chile
Envases CMF S.A.                                                 Chile
Constructora Apoger S.A.                                         Chile
Inmobiliaria Don Alberto S.A.                                    Chile
Cristalchile Comunicaciones S.A.                                 Chile
Cordillera Comunicaciones Holding Ltda.                          Chile
Cordillera Comunicaciones Ltda.                                  Chile
Metropolis-Intercom S.A.                                         Chile
Comunicacion, Informacion, Entretencion y Cultura S.A. S.A.      Chile
Red Televisiva Megavision S.A. S.A.                              Chile
Zig-Zag S.A.                                                     Chile
Simetral S.A.                                                    Chile
Ediciones Chiloe S.A.                                            Chile
Ediciones Financieras S.A.                                       Chile
Cristalchile Inversiones S.A.                                    Chile
Rayen Cura S.A.I.C.                                            Argentina